                                                                    EXHIBIT 99.1


                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

Report of Independent Auditors

To the Board of Directors and Stockholders of D&N Financial Corporation:

In our opinion, the accompanying Consolidated Statements of Condition and the related Consolidated Statements of Operations, Stockholders' Equity and of Cash Flows present fairly, in all material respects, the financial position of D&N Financial Corporation and its Subsidiary at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

January 21, 1999

                      CONSOLIDATED STATEMENTS OF CONDITION
                           D&N FINANCIAL CORPORATION

                                                                                  December 31
                                                                           -------------------------
                                                                              1998          1997
                                                                           -----------  ------------
                                                                            (Dollars in thousands)
ASSETS
Cash and due from banks                                                    $   15,945    $   16,239
Federal funds sold                                                                 --           300
Interest-bearing deposits in other banks                                           34         3,958
                                                                           ----------    ----------
        Total cash and cash equivalents                                        15,979        20,497
Investment securities
         (market value of $28,678,000 in 1998 and $56,594,000 in 1997)         28,678        56,524
Investment securities available for  sale (at market value)                   101,394        46,112
Mortgage-backed securities
  (market value of $42,025,000 in 1998 and $199,525,000 in 1997)               41,446       198,050
Mortgage-backed securities available for sale (at market value)               452,766       160,246
Loans receivable (including loans held for sale of $8,801,000 in 1998
        and  $5,275,000 in 1997)                                            1,340,143     1,311,508
Allowance for loan losses                                                     (10,995)      (10,549)
                                                                           ----------    ----------
        Net loans receivable                                                1,329,148     1,300,959
Other real estate owned, net                                                      857         1,474
Federal income taxes                                                            2,721         1,129
Office properties and equipment, net                                           19,005        16,621
Other assets                                                                   26,160        13,703
                                                                           ----------    ----------
                                                                           $2,018,154    $1,815,315
                                                                           ==========    ==========
LIABILITIES
Checking and NOW accounts                                                  $  166,802    $  119,412
Money market accounts                                                         103,878        92,314
Savings deposits                                                              237,600       163,119
Time deposits                                                                 754,317       667,204
Accrued interest                                                                1,543         1,118
                                                                           ----------    ----------
       Total deposits                                                       1,264,140     1,043,167
Securities sold under agreements to repurchase                                 18,153       149,092
FHLB advances and other borrowed money                                        559,982       470,431
Advance payments by borrowers and investors held in escrow                     25,416        17,585
Other liabilities                                                               6,284         8,239
                                                                           ----------    ----------
         Total liabilities                                                  1,873,975     1,688,514

PREFERRED STOCK OF SUBSIDIARY                                                  28,719        28,719

STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value per share (1,000,000 shares authorized;
   none issued)                                                                    --            --
Common stock, $.01 par value per share (shares authorized - 25,000,000;
   shares outstanding - 9,318,089 in 1998 and 9,197,224 in 1997)                   93            92
Additional paid-in capital                                                     78,375        77,025
                                                                           ----------    ----------
        Total paid-in capital                                                  78,468        77,117
Retained earnings - substantially restricted                                   35,265        21,042
Less:  Cost of treasury stock (none in 1998 and 98,129 in 1997)                    --        (1,581)
Accumulated other comprehensive income                                          1,727         1,504
                                                                           ----------    ----------
        Total stockholders' equity                                            115,460        98,082
                                                                           ----------    ----------
                                                                           $2,018,154    $1,815,315
                                                                           ==========    ==========
See Notes to Consolidated Financial Statements.

                       CONSOLIDATED STATEMENTS OF INCOME
                           D&N Financial Corporation


                                                                   Year Ended December 31
                                                        1998                  1997              1996
                                                      -------------------------------------------------
                                                      (Dollars in thousands, except earnings per share)
INTEREST INCOME
 Loans                                             $ 105,777              $ 98,560          $ 86,151
 Mortgage-backed securities                           27,568                19,085            10,930
 Investments and deposits                              6,629                 8,048             7,228
                                                    --------              --------          --------
   Total interest income                             139,974               125,693           104,309

 INTEREST EXPENSE
 Deposits                                             51,206                47,961            43,859
 Securities sold under agreements to repurchase        4,521                 5,571             2,193
 FHLB advances and other borrowed money               31,558                23,222            15,494
                                                    --------              --------          --------
   Total interest expense                             87,285                76,754            61,546
                                                    --------              --------          --------
   Net interest income                                52,689                48,939            42,763
 Provision for loan losses                             2,500                 1,350             1,100
                                                    --------              --------          --------
   Net interest income after provision for loan
    losses                                            50,189                47,589            41,663

 NONINTEREST INCOME
 Loan administrative fees                              1,850                 1,916             1,914
 Deposit related fees                                  4,389                 4,080             3,621
 Gain on sale of loans held for sale                   3,521                 1,728             1,031
 Gain on sale of securities available for sale         2,830                   539               188
 Other income                                          1,230                   657               470
                                                    --------              --------          --------
         Total noninterest income                     13,820                 8,920             7,224

 NONINTEREST EXPENSE
 Compensation and benefits                            19,643                17,881            16,881
 Occupancy                                             3,362                 3,110             2,834
 Other expense                                        13,357                11,655            11,863
                                                    --------              --------          --------
  General and administrative expense                  36,362                32,646            31,578
 Other real estate owned, net                            167                   (81)               71
 FDIC insurance                                          794                   658             7,894
                                                    --------              --------          --------
   Total noninterest expense                          37,323                33,223            39,543
                                                    --------              --------          --------
   Income before income tax expense                   26,686                23,286             9,344
 Federal income tax expense                            7,901                 7,743               349
                                                    --------              --------          --------
 Income before preferred stock dividends              18,785                15,543             8,995
 Preferred stock dividend of subsidiary                2,723                 1,218                --
                                                    --------              --------          --------
      NET INCOME                                    $ 16,062              $ 14,325          $  8,995
                                                    ========              ========          ========
 Earnings per share:
     Basic                                          $   1.75              $   1.58          $   1.08
                                                    ========              ========          ========

     Diluted                                        $   1.69              $   1.53          $   1.01
                                                    ========              ========          ========

See Notes to Consolidated Financial Statements.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                           D&N Financial Corporation

                                                                         Treasury               Accumulated
                                                  Additional              Stock &   Leveraged      Other          Total
                                        Common      Paid-in    Retained   Treasury    ESOP     Comprehensive   Stockholders'
                                         Stock      Capital    Earnings   Warrants    Debt         Income          Equity
                                       ----------  ---------  ----------  ---------  --------  --------------  --------------
                                                                        (Dollars in  thousands)
Balance December 31, 1995               $   75    $ 49,936     $ 20,573    $  (257)   $ (63)      $ 1,715        $ 71,979
Comprehensive Income:
    Net income                              --          --        8,995          --       --           --           8,995
    Change in value of securities
      available for sale                    --          --           --          --       --         (472)           (472)
                                                                                                                    ------
            Total comprehensive income                                                                              8,523
Issuance of common stock
   upon exercise of stock options
   and warrants - 960,508 shares             9       9,046           --          --       --           --           9,055
Purchase of treasury stock
     and warrants                           --          --           --      (3,499)      --           --          (3,499)
Reissuance of 256,251 treasury shares       --      (3,530)          --       3,350       --           --              --
Reduction of leveraged ESOP debt            --          --           --          --       63           --              63
                                     ----------     -------    ---------    --------    -----    -------------     --------

Balance December 31, 1996               $   84    $ 55,452     $ 29,568     $  (226)    $ --      $ 1,243        $ 86,121
Comprehensive Income:
    Net income                              --          --       14,325          --       --           --          14,325
    Change in value of securities
      available for sale                    --          --           --          --       --          261             261
                                                                                                                  --------
            Total comprehensive income                                                                             14,586
Cash dividends, common stock
   ($0.10 per share)                        --          --        (826)          --       --           --            (826)
10% common stock dividend, at
   fair market value                         8      22,017     (22,025)          --       --           --              --
Issuance of common stock upon
    exercise of stock options  -
    98,681 shares                           --       1,196          --           --       --           --           1,196
Purchase of treasury stock                  --          --          --       (2,995)      --           --          (2,995)
Reissuance of 96,681 treasury shares        --      (1,640)         --        1,640       --           --              --
                                     ----------     -------   ---------     --------    -----   -------------     --------

Balance December 31, 1997               $   92    $ 77,025    $ 21,042     $ (1,581)    $ --      $ 1,504        $ 98,082
Comprehensive Income:
    Net income                              --          --      16,062           --       --           --          16,062
    SFAS 133 transition adjustment          --          --          --           --       --        2,432           2,432
    Change in value of securities
      available for sale                    --          --          --           --       --       (2,209)         (2,209)
                                                                                                                   --------
            Total comprehensive income                                                                             16,285
Cash dividends, common stock
     ($0.20 per share)                      --          --      (1,839)          --       --           --          (1,839)
Issuance of  common stock upon
    exercise of stock options -
    235,224 shares                           1       3,314          --           --       --            --          3,315
Purchase of treasury stock                  --          --          --         (383)      --            --           (383)
Reissuance of 114,359 treasury shares       --      (1,964)         --        1,964       --            --             --
                                     ----------     -------   ---------     --------    -----   -------------   ------------
Balance December 31, 1998               $   93    $ 78,375    $ 35,265       $   --     $ --       $ 1,727       $115,460
                                     ==========   =========   =========     ========    =====   =============   ============

See Notes to Consolidated Financial Statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           D&N FINANCIAL CORPORATION

                                                                              Year Ended December 31
                                                                           1998        1997        1996
                                                                        ----------  ----------  ----------
                                                                              (Dollars in thousands)
OPERATING ACTIVITIES
Net income                                                              $  16,062   $  14,325   $   8,995
Adjustments to reconcile net income to net cash
  provided by operating activities:
   Provision for loan losses                                                2,500       1,350       1,100
   Depreciation and amortization of office properties and equipment         2,323       1,987       1,954
   Amortization of net premiums (discounts) on purchased
     loans and securities                                                    (520)       (925)        (73)
   Originations and purchases of loans held for sale                     (106,167)    (47,928)    (56,132)
   Proceeds from sales of loans held for sale                             231,097      89,889      73,658
   Gain on securities available for sale                                   (2,830)       (539)       (188)
   Gain on sale of loan servicing rights                                     (207)         --          --
   Amortization and writedowns of mortgage servicing rights                 1,866         543         300
   Increase in originated mortgage servicing rights                        (4,554)     (1,236)       (543)
   (Increase) decrease in income taxes deferred                            (1,367)      5,357        (662)
   Increase in prepaid dealer reserves                                     (2,635)     (3,223)     (1,918)
   (Increase) decrease in core deposit intangible                          (6,791)        113         113
   Other                                                                   (1,026)        (37)        635
                                                                        ---------   ---------   ---------
       Net cash provided by operating activities                          127,751      59,676      27,239

INVESTING ACTIVITIES
Proceeds from sales of investment securities available for sale                --          20         298
Proceeds from maturities of investment securities                         231,353     202,066      83,970
Purchases of investment securities to be held to maturity                (259,044)   (184,903)   (107,012)
Proceeds from sales of mortgage-backed securities available for sale      112,168      24,094          --
Principal collected on mortgage-backed securities                         175,549      64,150      54,951
Purchases of mortgage-backed securities                                  (337,029)   (107,400)    (58,661)
Loans purchased                                                          (193,778)   (234,886)   (148,405)
Net change in loans receivable                                            (45,029)   (137,882)    (94,006)
(Increase) decrease in other real estate owned                                617          (4)       (151)
Sales of loan servicing rights                                                207          --          --
Purchases of office properties and equipment                               (5,229)     (3,279)     (3,128)
                                                                        ---------   ---------   ---------
       Net cash used by investing activities                             (320,215)   (378,024)   (272,144)

FINANCING ACTIVITIES
Increase in time deposits                                                  87,113      50,102      23,058
Increase in other deposits                                                133,435      28,748      18,666
Proceeds from notes payable, securities sold under agreements
    to repurchase and other borrowed money                                340,285     513,052     309,040
Payments on maturity of notes payable, securities sold under
    agreements to repurchase and other borrowed money                    (381,811)   (297,717)   (121,482)
Net change in advance payments by borrowers and investors
   held in escrow                                                           7,831       5,777         479
Common stock cash dividend                                                 (1,839)       (826)         --
Net proceeds from issuance of stock                                         3,315       1,196       9,055
Purchases of treasury stock/warrants                                         (383)     (2,995)     (3,499)
Proceeds from issuance of subsidiary preferred stock                           --      28,719          --
Reduction  of leveraged ESOP debt                                              --          --         (63)
                                                                        ---------   ---------   ---------
       Net cash used by investing activities                              187,946     326,056     235,254
       Increase (Decrease) in cash and cash equivalents                    (4,518)      7,708      (9,651)
Cash and cash equivalents at beginning of year                             20,497      12,789      22,440
                                                                        ---------   ---------   ---------
       Cash and cash equivalents at end of year                         $  15,979   $  20,497   $  12,789
                                                                        =========   =========   =========

Supplemental disclosures of cash flow information:
 Interest paid                                                          $  87,487   $  75,416   $  61,689
 Income taxes paid                                                      $   8,740   $   2,027   $     299
Noncash investing activities:
 Transfer of loans to other real estate owned                           $     359   $     961   $   3,373
 Securitization of loans into mortgage-backed securities                $  82,856   $  86,066   $ 119,717
See Notes to Consolidated Financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

D&N FINANCIAL CORPORATION, DECEMBER 31, 1998

NOTE A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     D&N Financial Corporation ("the Company") is a financial services holding company whose sole subsidiary is D&N Bank ("the Bank"), a federally-chartered stock savings bank. D&N Financial Corporation's primary business is the delivery of financial services to consumers and businesses through its network of 53 community banking and financial services offices in Michigan.

     Principles of Consolidation: The consolidated financial statements include the accounts and transactions of the Company and the Bank and the Bank's wholly-owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

     Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

     Cash and Cash Equivalents: Cash and cash equivalents represent short-term highly liquid investments with original maturities of three months or less and include cash, demand deposits in other banks and interest-bearing deposits in other banks.

     Investment Classifications: Securities are classified as either held to maturity (amortized cost), trading (fair value, with unrealized gains and losses reported in income), or available for sale (fair value, with unrealized gains and losses reported directly in equity, net of taxes).

     Investment and Mortgage-Backed Securities: Investment and mortgage-backed securities which the Company has the ability and the intent to hold until maturity are stated at amortized cost. Investment and mortgage-backed securities available for sale are carried at fair value. Fair value adjustments are included in stockholders' equity, net of tax. Gains or losses realized on the sale of investment and mortgage-backed securities are determined by the specific identification method and are included in securities gains (losses). Interest income is adjusted using the level-yield method for amortization of premiums and accretion of discounts.

     Allowance for Loan Losses: The allowance for loan losses represents the Company's estimate of probable credit losses related to specifically identified loans as well as probable credit losses inherent in the remainder of the Company's loan portfolio that have been incurred as of the balance sheet date. The allowance for loan loss is maintained at an adequate level through additions to the provision for loan losses. An appropriate level of the general allowance is determined based on the application of projected risk percentages to graded loans by categories. In addition, specific reserves are established for individual loans when deemed necessary by management. Management also considers other factors when determining the unallocated allowance, including loan quality, changes in the size and character of the loan portfolio, consultation with regulatory authorities, amount of nonperforming loans, delinquency trends, economic conditions and industry trends.

     SFAS No. 114, Accounting By Creditors for Impairment of a Loan, as amended by SFAS No. 118, considers a loan impaired when it is probable that payment of principal and interest will not be collected in accordance with the contractual terms of the original loan agreement. Consistent with this definition, all non-accrual and restructured loans (with the exception of residential mortgage and consumer installment loans) are impaired. An impaired loan for which it is deemed necessary to record a specific allowance is, typically, written down to the fair value of the underlying collateral at the time it is placed on non-accrual status via a direct charge-off against the allowance for loan losses. Consequently, those impaired loans not requiring a specific allowance represent loans for which the fair value of the underlying collateral equaled or exceeded the recorded investment in the loan. All impaired loans were evaluated using the fair value of the underlying collateral as the measurement method.

     It must be understood, however, that inherent risks and uncertainties related to the operation of a financial institution require management to depend on estimates, appraisals and evaluations of loans to prepare the Company's financial statements. Changes in economic conditions and the financial prospects of borrowers may result in abrupt changes to the estimates, appraisals or evaluations used. In addition, if actual circumstances and losses differ substantially from management's assumptions and estimates, the allowance for loan losses may not be sufficient to absorb all future losses, and net income could be significantly impacted.

     Each element of the general allowance for December 31, 1998 was determined as adequate by applying the following risk percentages to each grade: Pass - residential: 0%, commercial: 0%, consumer: 0.80%; Special mention - residential:
0%, commercial:

0%, consumer: 0.83%; Substandard - residential: 0%, commercial: 0%, consumer:
1.66%; Doubtful - 50%; and Loss - 100%. The risk percentages are developed by the Company in consultation with regulatory authorities, actual loss experience and peer group loss experience, and are adjusted for current economic conditions. The risk percentages are considered a prudent measurement of the risk of the Company's loan portfolio. The general allowances for December 31, 1997 and December 31, 1996 were determined as adequate based on this same rating system, using different risk percentages.

     The Company periodically reviews each commercial loan and assigns a grade based on loan type, collateral value, financial condition of the borrower and payment history. Delinquent residential mortgage and installment loans are reviewed and assigned a rating based on their payment history, financial condition of the borrower and collateral values. Specific mortgage and installment loans are also reviewed in conjunction with the previously described review of any related commercial loan.

     Based upon these reviews, the Company determines the grades for its loan portfolio on a quarterly basis and computes the allowance for loan losses. Management believes this periodic review provides a mechanism that results in loans being graded in the proper category and accordingly, assigned the proper risk loss percentage in computing the general or specific reserve.

     Mortgage Loans Held for Sale: The Bank enters into commitments to originate and does originate mortgage loans for sale to investors and in the secondary market.

     Loans held for sale are carried at the lower of cost or market value, determined on an aggregate basis. Commitment fees are amortized either over the commitment period or the combined commitment and loan period depending upon the probability of performance under the commitment.

     Interest on Loans: Interest on loans is credited to income when earned. An allowance for interest on loans is provided when management considers the collection of these loans doubtful and the accrual of interest is usually suspended when a loan becomes more than 90 days past due.

     Loan Fees: Loan origination and commitment fees and certain direct loan origination costs are deferred and recognized over the lives of the related loans as an adjustment of the yields using the level-yield method.

     Other Real Estate Owned: Real estate acquired through foreclosure and similar proceedings is recorded at estimated fair value of the property, less cost to dispose of, at the acquisition date. Operating expenses of such properties, net of any income, are charged to expense.

     Depreciation: Provisions for depreciation are computed using the straight-line method over the estimated useful lives of office properties and equipment, as follows: buildings - 40 years; leasehold improvements - life of lease; furniture and fixtures - 15 years; and computers - 3 years.

     Securities Sold Under Agreements to Repurchase: The Company enters into sales of investment and mortgage-backed securities under agreements to repurchase the same or essentially identical securities. The agreements are short-term and are accounted for as secured borrowings. The obligations to repurchase securities sold are reflected as a liability and the securities which collateralize the agreements are reflected as an asset in the Consolidated Statements of Condition.

     Capitalized Mortgage Servicing Rights: The Company services mortgage loans for investors. Fees earned for and in connection with this activity are recognized as income when the related mortgage payments are received. Mortgage servicing costs are charged to expense as incurred.

     As the Company acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained, it must allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. Capitalized mortgage servicing rights are reported in Other Assets. The capitalized cost of mortgage servicing rights is amortized in proportion to, and over the period of, estimated net servicing income (servicing revenue in excess of servicing costs), into noninterest income.

     Capitalized mortgage servicing rights are periodically assessed for impairment based on the fair value of those rights on a disaggregate basis, stratified by mortgage type, term and rate. Identified impairments are recognized through a valuation allowance.

     Income Taxes: The Company uses the liability method in accounting for income taxes. Under this method, deferred income taxes result from temporary differences between the tax bases of assets and liabilities and the bases reported in the consolidated financial statements. The deferred taxes are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     Per Share Data: The Company adopted SFAS 128 "Earnings per Share", for the year ended December 31, 1997. The earnings per share for the year 1996 has been restated to comply with this standard.

     Basic earnings per share is calculated by dividing net income by the average number of shares outstanding during the applicable period.

     The Company has issued stock options and warrants which are considered to be potentially dilutive to common stock. Diluted earnings per share is calculated by dividing net income by the average number of shares outstanding during the applicable period adjusted for these potentially dilutive options and warrants.

     The following table sets forth the computation of per share earnings as provided in SFAS 128, and illustrates the dilutive effect of options and warrants outstanding:

                                                  Year Ending December 31
                              ---------------------------------------------------------------
                                      1998                 1997                 1996
                              ---------------------------------------------------------------
                                        Earnings              Earnings             Earnings
                               Shares   per share    Shares   per  share   Shares  per share
                              --------  ----------  --------  -----------  ------  ----------
                                         (In thousands, except per share earnings)
Basic EPS:                       9,158     $ 1.75      9,094      $ 1.58    8,337     $ 1.08
Net dilutive effect of:
 Stock options outstanding         349      (0.06)       271       (0.05)     167      (0.02)
 Warrants outstanding               --         --         --          --      402      (0.05)
                                 -----     ------      -----      ------    -----     ------
Diluted EPS:                     9,507     $ 1.69      9,365      $ 1.53    8,906     $ 1.01
                                 =====     ======      =====      ======    =====     ======

     Options to purchase 170,234 shares of common stock at $24.38 to $25.50 per share were outstanding at December 31, 1998. Options to purchase 107,800 shares of common stock at $19.26 to $24.37 per share were outstanding at December 31, 1997. These options were not included in the computation of diluted earnings per share because the exercise prices were greater than the average annual market price of the common stock in 1998 and 1997, respectively.

     Reclassifications: Certain amounts in previously issued consolidated financial statements have been reclassified to conform with the current year presentation.

     Comprehensive Income: The Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income, as of January 1, 1998. SFAS No. 130 established standards for reporting and display of comprehensive income and its components. The Company displays comprehensive income in the statement of stockholders' equity and has reclassified all prior periods as required.

     Segment Reporting: In 1998, the Company adopted SFAS 131, Disclosure about Segments of an Enterprise and Related Information. SFAS 131 supersedes SFAS 14, Financial Reporting for Segments of a Business Enterprise, replacing the "industry segment" approach with the "management" approach which designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS 131 also requires disclosure about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not affect results of operations or financial position but did affect the disclosure of segment information (see "Segment Information" Note W).

     Accounting for Derivative Instruments and Hedging Activities: The Company elected to adopt Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, on July 1, 1998, which constituted early adoption. In accordance with the transition provision of SFAS 133, the Company reclassified $163.4 million of "held-to-maturity" securities as "available-for-sale". This reclassification resulted in a net-of-tax cumulative-effect-type adjustment of approximately $2.4 million in other comprehensive income. Under the provision of SFAS 133, such reclassification does not call into question the Company's intent to hold current or future debt securities to their maturity.

NOTE B:  BUSINESS COMBINATION

     On April 10, 1996, Macomb Federal Savings Bank ("Macomb") was merged into the Company. The Company issued 716,497 shares of common stock and cash in lieu of fractional shares for all of the outstanding shares of Macomb. At the time of the merger, Macomb had assets and stockholders' equity (unaudited) of $41,932,000 and $6,268,000, respectively. The merger was accounted for as a pooling-of-interests and accordingly, the financial statements have been restated to include the results of Macomb.
     A reconciliation of previously reported net interest income and net income is as follows:

                                                                 Three Months Ended
                                                                   March 31, 1996
                                                               -----------------------
                                                               (Dollars in thousands)
Net interest income (as previously reported)                             $9,465
Macomb Federal Savings Bank - net interest income                           217
                                                                         ------
Total net interest income                                                $9,682
                                                                         ======

Net income (as previously reported)                                      $3,497
Macomb Federal Savings Bank - net income                                     (9)
                                                                         ------
Total net income                                                         $3,488
                                                                         ======
  A reconciliation of per share income is as follows:

                                                                 Three Months Ended
                                                                   March 31, 1996
                                                               ----------------------
Basic earnings per share
 Net income (as previously reported)                                     $ 0.47
 Macomb Federal Savings Bank                                              (0.05)
                                                                         ------
   Basic earnings per share                                              $ 0.42
                                                                         ======

Diluted earnings per share
 Net income (as previously reported)                                     $ 0.44
 Macomb Federal Savings Bank                                              (0.04)
                                                                         ------
   Diluted earnings per share                                            $ 0.40
                                                                         ======

NOTE C: REAL ESTATE INVESTMENT TRUST

     D&N Capital Corporation ("D&N Capital") is a Delaware corporation incorporated on March 18, 1997 for the purpose of acquiring and holding real estate assets and is a Real Estate Investment Trust ("REIT"). All shares of common stock of D&N Capital are owned by D&N Bank.

     On July 17, 1997, D&N Capital sold 1.21 million shares of its 9.0% noncumulative preferred stock, Series A with a liquidation preference of $25.00 per share (totaling $30,250,000). As part of this transaction, D&N Capital received $28,719,000 in net proceeds, after offering costs of $1,531,000. The Series A Preferred Shares are generally not redeemable prior to July 21, 2002. On or after July 21, 2002, the Series A Preferred Shares may be redeemed for cash at the option of the Bank, in whole or in part, at a redemption price of $25.00 per share.

     The preferred shares are treated as Tier-1 Capital by the Bank, and are traded on Nasdaq as DNFCP. During 1998 and 1997, D&N Capital declared and paid preferred dividends totaling $2,722,500 and $1,217,563, respectively.


NOTE D: RESTRICTIONS ON CASH AND NONINTEREST-BEARING BALANCES

     The Company is required to maintain reserve balances with the Federal Reserve Bank. The average amounts of those reserve balances for the years ended December 31, 1998 and December 31, 1997 were $1,235,000 and $452,000, respectively.

NOTE E:  INVESTMENT SECURITIES

     Investment securities consisted of the following:

                                                                              1998                     1997
                                                                      -----------------------------------------------
                                                                         Book       Market       Book       Market
                                                                        Value       Value       Value        Value
                                                                      ----------  ----------  ----------  -----------
                                                                                  (Dollars in thousands)
U.S. Treasury securities                                                $     --    $     --    $ 33,299    $ 33,369
Investment in Federal Home Loan Bank stock                                28,651      28,651      23,200      23,200
Other equity securities                                                       27          27          25          25
                                                                        --------    --------    --------    --------
  Held to maturity                                                        28,678      28,678      56,524      56,594

U.S. Treasury securities                                                  10,237      10,246      44,764      44,860
Commercial paper                                                          89,851      89,851          --          --
Municipal bonds                                                              141         141         148         148
Other securities                                                           1,141       1,156       1,088       1,104
Valuation allowances                                                          24          --         112          --
                                                                        --------    --------    --------    --------
  Available for sale                                                     101,394     101,394      46,112      46,112
                                                                        --------    --------    --------    --------
                                                                        $130,072    $130,072    $102,636    $102,706
                                                                        ========    ========    ========    ========

   An analysis of gross unrealized gains and losses is as follows:
                                                                             1998                   1997
                                                                     -----------------------------------------------
                                                                      Gross       Gross       Gross       Gross
                                                                      Unrealized  Unrealized  Unrealized  Unrealized
                                                                      Gains       Losses      Gains       Losses
                                                                      ----------  ----------  ----------  ----------
                                                                                     (Dollars in thousands)
Held to maturity                                                        $     --    $     --    $     70    $     --
                                                                        --------    --------    --------    --------
 U.S. Treasury securities                                                     --          --          70          --

Available for sale                                                             9          --          97          (1)
 U.S. Treasury securities                                                     15          --          16          --
                                                                        --------    --------    --------    --------
 Other securities                                                             24          --         113          (1)
                                                                        --------    --------    --------    --------
                                                                        $     24    $     --    $    183    $     (1)
                                                                        ========    ========    ========    ========

  There were no sales of investment securities during 1998 or 1997. Proceeds from sales of investment securities available for sale during 1996 were $298,000. Gross gains of $188,000 were realized on those sales.

    The book value, market value and average yield of U. S. Treasury securities available for sale with contractual maturities under one year available for sale at December 31, 1998 were $10,237,000, $10,246,000 and 6.03% respectively.

NOTE F:  MORTGAGE-BACKED SECURITIES

    Mortgage-backed securities consisted of the following:

                                                       December 31
                                       --------------------------------------------
                                               1998                   1997
                                       ---------------------  ---------------------
                                          Book      Market       Book      Market
                                         Value       Value      Value       Value
                                       ----------  ---------  ----------  ---------
                                                  (Dollars in thousands)
Government agency securities            $  5,528    $  5,694   $112,156    $113,253
Collateralized mortgage obligations       35,824      35,992     84,788      84,987
Accrued interest receivable                  339         339      1,285       1,285
Net discounts                               (245)         --       (179)         --
                                        --------    --------   --------    --------
 Held to maturity                         41,446      42,025    198,050     199,525
Government agency securities              95,590      96,652     86,658      88,145
Collateralized mortgage obligations      350,213     353,055     69,104      69,715
Interest-only certificates                   153         620        378       1,422
Accrued interest receivable                2,439       2,439        964         964
Net premiums                               1,738          --        940          --
Valuation allowances                       2,633          --      2,202          --
                                        --------    --------   --------    --------
 Available for sale                      452,766     452,766    160,246     160,246
                                        --------    --------   --------    --------
                                        $494,212    $494,791   $358,296    $359,771
                                        ========    ========   ========    ========

     Mortgage-backed securities with a carrying value of $109,125,000 are specifically pledged as collateral for advances from the Federal Home Loan Bank of Indianapolis and other borrowings.

     An analysis of gross unrealized gains and losses is as follows:

                                                         December 31
                                       ------------------------------------------------
                                                1998                     1997
                                             ----------               ----------
                                         Gross        Gross       Gross        Gross
                                       Unrealized  Unrealized   Unrealized  Unrealized
                                         Gains       Losses       Gains       Losses
                                       ----------  -----------  ----------  -----------
                                                    (Dollars in thousands)
Government agency securities               $  167       $  --       $1,238       $(368)
Collateralized mortgage obligations           422          (8)         675         (70)
                                           ------       -----       ------       -----
      Held to maturity                        589          (8)       1,913        (438)

Government agency securities                1,027          --          743          (1)
Collateralized mortgage obligations         1,342        (203)         424          (8)
Interest only certificates                    467          --        1,044          --
                                           ------       -----       ------
      Available for sale                    2,836        (203)       2,211          (9)
                                           ------       -----       ------       -----
                                           $3,425       $(211)      $4,124       $(447)
                                           ======       =====       ======       =====

     Proceeds from sales of mortgage-backed securities available for sale during 1998 were $112,557,000. Gross gains of $2,830,000 were realized on those sales. Proceeds from sales of mortgage-backed securities available for sale during 1997 were $30,154,000. Gross gains of $543,000 and gross losses of $4,000 were realized on those sales. There were no sales of mortgage-backed securities during 1996.

The book value and market value of mortgage-backed securities at December 31, 1998, by contractual maturity, were as follows:

                                              Held to Maturity           Available for Sale
                                             ------------------      -----------------------------
                                         Book     Market   Average     Book     Market    Average
                                        Value     Value     Yield     Value     Value      Yield
                                       --------  --------  --------  --------  --------  ---------
                                                         (Dollars in thousands)
Government agency securities
  Less than one year                    $    --    $   --       --%  $     --  $     --        --%
  One to five years                         835       843     6.76         --        --        --
  Five to ten years                         679       695     7.55         --        --        --
  After ten years                         4,014     4,156     7.54     95,625    96,652      6.40
                                        -------   -------    -----   --------  --------  --------
                                          5,528     5,694     7.42     95,625    96,652      6.40

Collateralized mortgage obligations
  Less than one year                         --        --       --         --        --        --
  One to five years                          --        --       --         --        --        --
  Five to ten years                       3,996     4,039     6.82         --        --        --
  After ten years                        31,583    31,953     7.00    351,916   353,055      6.33
                                        -------   -------    -----   --------  --------  --------
                                         35,579    35,992     6.98    351,916   353,055      6.33
Interest-only certificates
  Less than one year                         --        --       --         --        --        --
  One to five years                          --        --       --         --        --        --
  Five to ten years                          --        --       --          2        10   1411.67
  After ten years                            --        --       --        151       610    143.30
                                        -------   -------    -----   --------  --------  --------
                                             --        --       --        153       620    168.18
                                        -------   -------    -----   --------  --------  --------
                                        $41,107   $41,686     7.04%  $447,694  $450,327      6.40%
                                        =======   =======    =====   ========  ========  ========

     Mortgage-backed securities will mature according to the repayment characteristics of the underlying mortgage loans which collateralize the securities. Expected maturities for mortgage-backed securities will differ from contractual maturities because borrowers have the right to prepay.

     The aggregate book value and aggregate market value of the securities of any one issuer, other than U.S. Government agencies, did not exceed 10% of stockholders' equity at December 31, 1998 or 1997.


NOTE G: LOANS RECEIVABLE
    The carrying amounts and fair values of loans receivable consisted of the following:

                                                            December 31
                                          ------------------------------------------------
                                                   1998                     1997
                                                ----------               ----------
                                           Carrying       Fair      Carrying       Fair
                                            Amount       Value       Amount       Value
                                          -----------  ----------  -----------  ----------
                                                      (Dollars in  thousands)
Residential mortgages                     $  638,725   $  643,103  $  694,902   $  706,459
Residential mortgages held for sale            8,801        8,804       5,275        5,275
Mortgages on income producing property        94,009       93,869      81,304       79,007
Construction loans                            55,122       54,986      56,176       55,901
Consumer loans                               501,062      501,208     446,710      449,276
Commercial loans                              51,022       50,819      38,164       37,706
Accrued interest receivable                    7,023        7,023       7,311        7,311
                                          ----------   ----------  ----------   ----------
                                           1,355,764    1,359,812   1,329,842    1,340,935
Less:
  Discounts on purchased loans                (2,312)          --      (2,356)          --
  Allowance for loan losses                   10,995           --      10,549           --
  Undisbursed portion of loan proceeds        17,679           --      20,315           --
  Deferred income                                254           --         375           --
                                          ----------   ----------  ----------   ----------
                                          $1,329,148   $1,359,812  $1,300,959   $1,340,935
                                          ==========   ==========  ==========   ==========

     Credit is extended based on evaluation of the borrower's financial condition, the value of the collateral and, in the case of income producing property, the sufficiency of net cash flows from the property's operation to service the debt. When loans are made to businesses, personal guarantees may also be required of owners or partners.

     Loans collateralized by income producing property are categorized as follows:


                                     December 31
                           -------------------------------
                             1998                 1997
                           ------------------------------
                               (Dollars in thousands)

Shopping centers            $24,020              $22,185
Offices                      18,355                6,905
Multi-family apartments      12,238               19,913
Motels/hotels                11,270               11,491
Nursing Homes                 9,498                5,291
Condominium Development       6,945                4,240
Industrial                    6,830                4,774
Mobile home parks             4,262                2,118
Other                           591                4,387
                            ----------------------------
                            $94,009              $81,304
                            ============================


Loans collateralized by income producing property categorized by state are as follows:

                                       December 31
                                 ------------------------
                                  1998               1997
                                 -------------------------
                                   (Dollars in thousands)
Michigan                         $85,017           $65,697
California                         6,261            11,008
New York                              --               805
Pennsylvania                         241               405
Other                              2,490             3,389
                                 -------------------------
                                 $94,009           $81,304
                                 =========================


     Changes in the allowance for loan losses are summarized as follows:

                                     1998        1997       1996
                                    -----------------------------
                                        (Dollars in thousands)
Balance at beginning of year        $10,549    $11,042    $10,081
Provisions for loan losses            2,500      1,350      1,100
Net charge-offs                      (2,054)    (1,843)      (139)
                                    -----------------------------
 Balance at end of year             $10,995    $10,549    $11,042
                                    =============================


     At December 31, 1998 and 1997, the total recorded investment in impaired loans, as defined by SFAS 114 "Accounting by Creditors for Impairment of a Loan", was $9,667,000 and $4,779,000, respectively. In 1998 and 1997 the amount of the recorded investment for which there is a related allowance for loan losses is $1,145,000 and $145,000, respectively, and the amount of the recorded investment for which there is no related allowance for loan losses is $8,522,000 and $4,634,000, respectively. Interest income on impaired loans is recognized primarily on a cash basis. During 1998 and 1997, the amount of interest income recognized on impaired loans was insignificant.

     Changes in capitalized mortgage servicing rights, included in other assets in the Consolidated Statements of Condition, are summarized as follows:

                                            1998      1997      1996
                                          ----------------------------
                                             (Dollars in thousands)
Balance at beginning of year              $ 2,136    $1,443    $1,113
Originations and acquisitions               4,552     1,236       630
Amortizations, sales, and writedowns       (1,866)     (543)     (300)
                                          ---------------------------
  Balance at end of year                  $ 4,822    $2,136    $1,443
                                          ===========================

   Changes in the valuation allowance for mortgage servicing rights are summarized as follows:

                                            1998       1997      1996
                                           ---------------------------
                                              (Dollars in thousands)

Balance at beginning of year               $   321    $  221    $  291
Additions:
 Purchased mortgage servicing right             --        38       151
 Originated  mortgage servicing rights         464       154        55
                                           ---------------------------
   Total additions                             464       192       206
Reductions:
 Purchased mortgage servicing rights           177        69       158
 Originated mortgage servicing rights           99        23       118
                                           ---------------------------
   Total reductions                            276        92       276
                                           ---------------------------
    Balance at end of year                 $   509    $  321    $  221
                                           ===========================


     At December 31, 1998 and 1997, the fair value of capitalized mortgage servicing rights was $4,897,000 and $2,389,000, respectively.

     Loans serviced for others amounted to $575,818,000, $518,877,000, and $415,156,000 at December 31, 1998, 1997 and 1996, respectively.


NOTE H:  OTHER REAL ESTATE OWNED

     Other real estate owned ("OREO") consisted of the following:


                                                  December 31
                                              --------------------
                                                1998      1997
                                              --------------------
                                            (Dollars in thousands)
Real estate acquired through foreclosure       $ 680    $  742
Real estate in judgment                          177       732
                                               ---------------
                                               $ 857    $1,474
                                               ===============


     Changes in the allowance for possible losses on OREO are summarized as follows:

                                  1998      1997     1996
                                 -------------------------
                                   (Dollars in thousands)
Balance at beginning of year     $  --     $  --    $  133
Provision for losses                --        --        --
Net charge-offs                     --        --      (133)
                                 -------------------------
Balance at end of year           $  --     $  --    $    0
                                 =========================


     The Company recorded writedowns of other real estate owned amounting to
$61,000 during 1998 and $75,000 during 1996.   The Company did not record any
writedowns of other real estate owned in 1997.

     The Company recognized net gains on sale of OREO amounting to $68,000, $132,000 and $164,000 during 1998, 1997 and 1996, respectively.

NOTE I:  OFFICE PROPERTIES AND EQUIPMENT

     Office properties and equipment are summarized as follows:

                                       December 31
                                  ----------------------
                                     1998        1997
                                  ----------------------
                                  (Dollars in thousands)
Cost:
  Land                              $ 2,651     $ 2,565
  Buildings and improvements         19,348      17,653
  Furniture and equipment            17,214      18,749
                                    -------------------
                                     39,213      38,967
Less accumulated depreciation        20,208      22,346
                                    -------------------
                                    $19,005     $16,621
                                    ===================


     Depreciation and amortization expense was $2,323,000, $1,987,000 and $1,954,000 in 1998, 1997 and 1996, respectively.

     Rental expense for leased properties and equipment was $1,424,000, $1,150,000 and $938,000 in 1998, 1997 and 1996, respectively. The aggregate minimum annual rental commitments under these leases are approximately $1,323,000 in 1999, $1,208,000 in 2000, $1,082,000 in 2001, $837,000 in 2002,
$539,000 in 2003 and $2,422,000 thereafter.


NOTE J:  DEPOSITS

     The carrying amounts and fair values of deposits and the nominal rates of interest paid were as follows:

                                                         December 31
                          --------------------------------------------------------------------------
                                          1998                                    1997
                          --------------------------------------------------------------------------
                                                    Weighted                             Weighted
                            Carrying       Fair      Average    Carrying       Fair       Average
                             Amount       Value       Rate       Amount       Value        Rate
---------------------------------------------------------------------------------------------------
                                             (Dollars in thousands)
Checking accounts         $   79,415    $   79,415      --%  $   56,473    $   56,473        --
NOW accounts                  87,387        87,387    1.66       62,939        62,939       1.51
Money market accounts        103,878       103,878    3.27       92,314        92,314       4.02
Savings deposits             237,600       237,600    3.14      163,119       163,119       3.16
Certificates of deposit      754,317       764,584    5.55      667,204       673,314       5.93
Accrued interest               1,543         1,543      --        1,118         1,118        --
                          ---------------------------------------------------------------------
                          $1,264,140    $1,274,407    4.29%  $1,043,167    $1,049,277      4.74%
                          =====================================================================

     Included in deposits are $228,468,000 and $144,426,000 of deposit accounts with balances in excess of $100,000 as of December 31, 1998 and 1997, respectively.

     Certificates of deposit had the following maturities at December 31, 1998:

                                   Weighted
                    Amount       Average Rate
                   ---------------------------
                    (Dollars in thousands)

1999               $605,344          5.52%
2000                 91,464          5.63
2001                 24,801          5.68
2002                  9,737          6.06
2003 and beyond      22,971          5.76
                   ----------------------
                   $754,317          5.55%
                   ======================

     The average balance, interest expense and average rate on deposits were as follows:

                                           1998                               1997                               1996
                          ---------------------------------------------------------------------------------------------------------
                            Average      Interest   Average    Average      Interest    Average    Average     Interest    Average
                            Balance      Expense      Rate     Balance      Expense      Rate      Balance     Expense      Rate
                          ---------------------------------------------------------------------------------------------------------
(Dollars in thousands)
Checking accounts         $   62,935   $       --      -- %  $   47,680   $       --      -- %  $   40,349   $       --    $  --
NOW and money
 market accounts             168,545        4,841     2.87      152,615        4,547     2.98      146,863        4,490     3.06
Savings deposits             196,502        6,581     3.35      154,541        4,623     2.99      153,701        4,446     2.89
Certificates of deposit      686,017       39,784     5.80      657,401       38,791     5.90      597,571       34,923     5.84
                          ------------------------------------------------------------------------------------------------------
                          $1,113,999   $   51,206     4.60%  $1,012,237   $   47,961     4.74%  $  938,484   $   43,859     4.67%
                          ======================================================================================================

NOTE K:  SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

          Securities sold under agreements to repurchase, in which the Company will repurchase identical securities, consisted of the following:


                                                            December 31
                                               -------------------------------------
                                                      1998               1997
                                               -------------------------------------
                                               Carrying    Fair    Carrying     Fair
                                                Amount     Value    Amount     Value
                                               -------------------------------------
                                                      (Dollars in thousands)
Collateral pledged:
Mortgage-backed securities and Treasury
notes with a book value including accrued
interest of $18,715,000 and a market value
of  $18,997,000 in 1998, and a book value
including accrued interest of $151,761,000
and a market value of $152,766,000 in 1997.     $18,153  $18,153  $149,092  $149,092
                                               =====================================

     Securities sold under agreements to repurchase averaged $80,106,000 and $98,471,000 during 1998 and 1997, respectively, and the maximum amounts outstanding at any month-end during 1998 and 1997 were $148,639,000 and $181,055,000, respectively.

     The securities underlying the agreements were delivered to the dealers who arranged the transactions. The dealers may have sold, loaned or otherwise disposed of such securities to other parties in the normal course of their operations, and have agreed to resell to the Company essentially identical securities at the maturities of the agreements.

     As of December 31, 1998, the only agreement to repurchase was with Bear Stearns in the amount of $18,153,000 at an interest rate of 5.50%, with a maturity date of January 8, 1999.

NOTE L:  FHLB ADVANCES AND OTHER BORROWED MONEY

     The carrying amounts and fair values of Federal Home Loan Bank of Indianapolis ("FHLB") advances and other borrowed money consisted of the following:


                                                                        December 31
                                          --------------------------------------------------------------------
                                                      1998     1997          1998                  1997
                                                      ----     ----   -----------------    -------------------
                                           Year of      Weighted      Carrying    Fair     Carrying     Fair
                                          Maturity  Average    Rate    Amount     Value     Amount     Value
---------------------------------------------------------------------------------------------------------------
                                                                 (Dollars in thousands)
Advances from FHLB:
 Variable rate of interest:
  5.69 - 5.88%                              1998        --%     5.76%  $    --   $    --  $ 61,000  $ 61,001


Fixed rate of interest:
  5.47 - 5.98%                              1998        --      5.88        --        --   153,000   153,190
  5.81 - 6.20                               1999      5.99      5.99   179,000   179,801   179,000   179,927
  5.35 - 5.97                               2000      5.78      5.92   145,000   146,608    70,000    70,509
  5.21 - 5.94                               2001      5.64        --   205,000   207,831        --        --
         4.00                               2005      4.00      4.00     1,003       925     1,003       888
                                         -------------------------------------------------------------------
                                                                       530,003   535,165   464,003   465,515

Other borrowed money:
 Overnight funds                                      5.36        --    25,285    25,285        --        --
 Collateralized mortgage obligation.                 10.60     10.04     4,694     5,207     6,428     6,974
                                                    --------------------------------------------------------
                                                                      $559,982  $565,657  $470,431  $472,489
                                                                      ======================================

     The Company is required to maintain qualifying loans, investments and mortgage-backed securities as collateral for the FHLB advances.

     The collateralized mortgage obligation ("CMO") was issued through a special purpose finance subsidiary established in 1986. The CMO is secured by mortgage-backed securities with unpaid principal balances of $5,241,000 and $7,154,000 at December 31, 1998 and December 31, 1997, respectively. The note underlying the obligations bears interest, payable quarterly, at a rate of 7.27%, with a contractual maturity date of 2010.


NOTE M:  FEDERAL INCOME TAXES

     Federal income tax expense (credit) consisted of the following:


                                   1998      1997    1996
                                  ------------------------
                                   (Dollars in thousands)
Current                           $7,138   $4,634  $    --
Deferred                             763    3,109    3,228
Change in valuation allowance
  for deferred tax assets             --       --   (2,879)
                                  ------------------------
                                  $7,901   $7,743  $   349
                                  ========================

     Deferred income tax expense (credit) included in stockholders' equity related to the change in unrealized holding gains (losses) on securities available for sale for 1998, 1997 and 1996 amounted to $262,000, $141,000, and $(181,000), respectively.

     A reconciliation of the statutory federal income tax rate to the effective income tax rate follows:


                                    1998   1997   1996
                                   --------------------
Statutory tax rate                 35.0%  35.0%   35.0%
Effect of:
  Change in valuation allowance
     for deferred tax assets         --     --   (30.8)
  Other, net                       (2.0)   0.1    (0.5)
                                   --------------------
Effective tax rate                 33.0%  35.1%    3.7%
                                   ====================


     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred and other tax assets and liabilities are as follows:

                                                             December 31
                                                        ----------------------
                                                           1998         1997
                                                        ----------------------
                                                        (Dollars in  thousands)
Deferred tax assets:
  Allowance for loan losses                               $3,031      $3,086
  Net deferral required by SFAS 91                            17          79
  Pension and other benefit obligations                      676         700
  Other, net                                                 281         398
                                                          ------------------
       Total deferred tax assets                           4,005       4,263
Deferred tax liabilities:
  Securities marked to market for tax purposes*              147         (13)
  Fixed assets                                               644         588
  FHLB stock                                               1,075       1,075
  Valuation adjustment on CMO residuals                    1,459       1,431
  Other, net                                                  52          53
                                                          ------------------
       Total deferred tax liabilities                      3,377       3,134
                                                          ------------------
Total net deferred tax assets                                628       1,129
Current income tax receivable due to overpayments          2,093          --
                                                          ------------------
Total net federal income tax assets                       $2,721      $1,129
                                                          ==================


* The amount shown is net of the $930,000 and $810,000 tax effect of SFAS 115 unrealized holding gains at December 31, 1998 and December 31, 1997, respectively.


NOTE N: STOCKHOLDERS' EQUITY AND REGULATORY MATTERS

     OTS regulations governing the payment of dividends by savings institutions provide that an institution may only pay dividends with regulatory approval. Unlike the Bank, the Company is not subject to these regulatory restrictions on the payment of dividends to its stockholders. However, the source of future dividends may depend upon the payment of dividends from the Bank to the Company.

     In December 1993, the Company issued 1,003,219 units in a shareholder rights offering. Each unit consisted of three shares of common stock and one warrant. Each warrant entitled the holder thereof to purchase one share of common stock at an exercise price of $8.25 at any time no later than December 31, 1996. During 1996, 1995 and 1994, 996,369, 2,553 and 390 warrants were exercised, respectively. The warrant period ended with 3,907 warrants unexercised.

     During 1996, the Company paid a one-time charge of $5.5 million pretax, ($3.6 million after tax) as the mandated contribution of D&N Bank, to replenish the Federal Deposit Insurance Corporation's depleted Savings Association Insurance Fund ("SAIF"). This charge is the result of federal legislation passed and signed into law on September 30, 1996, which required all thrifts to pay a one-time assessment to restore the SAIF fund to its statutory reserve level. The assessment was 65.7 basis points (b.p.) of the institution's deposits as of March 31, 1995.

     Macomb had a leveraged Employee Stock Ownership Plan ("ESOP") which was terminated subsequent to the merger with the Company. The related ESOP debt was paid in full in 1996.

     In December, 1996, D&N Financial Corporation's Board of Directors authorized a program to acquire up to 440,000 shares of D&N Financial Corporation common stock for the Company's treasury. In 1996, 257,222 shares were acquired and 256,251 were reissued as holders of D&N Financial Corporation warrants (issued in 1993) presented their maturing warrants for conversion to common stock. In 1997, the authorized program was completed when an additional 182,050 shares were acquired for general corporate purposes, including the satisfaction of its obligation to issue shares upon the exercise of employees' and directors' stock options. By December 31, 1998, 100% of these shares had been reissued upon the exercise of stock options.

     On December 10, 1997, the Company declared a $.05 per share cash dividend and a 10% stock dividend. Both were paid on January 13, 1998, to holders of record on December 23, 1997. The liability for the cash dividend is shown in Other Liabilities on the accompanying financial statements. All per share data have been adjusted to include the effect of the stock dividend.

     During 1998, the Company declared and paid a $0.05 per share cash dividend, quarterly. The fourth quarter's dividend was paid on January 12, 1999, to holders of record December 23, 1998. The liability for the cash dividend is shown in Other Liabilities on the accompanying financial statements.

     Regulatory standards, as dictated by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA") impose the following capital requirements: a risk-based capital standard expressed as a percent of risk-adjusted assets, a leverage ratio of core capital to total adjusted assets, and a tangible capital ratio expressed as a percent of total adjusted assets. As of December 31, 1998, the Bank exceeded all regulatory capital standards.

     The table below summarizes as of December 31, 1998, the Bank's capital requirements under FIRREA and its actual capital ratios at that date:


                                   Regulatory                  Bank Actual
                                  Requirements                   Capital
                              ---------------------------------------------
                                Amount    Percent    Amount      Percent
                              ---------------------------------------------
                                         (Dollars in thousands)
Risk-based capital             $101,933     8.00%    $139,380     10.94%
Tier 1 risk-based capital        76,450     6.00      129,530     10.17
Core capital                     60,720     3.00      129,530      6.40
Tangible capital                 30,360     1.50      129,530      6.40


     The FDIC Improvement Act of 1992 ("FDICIA") requires each federal banking agency to implement prompt corrective actions for institutions that it regulates. The OTS has adopted rules, based upon FDICIA's five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. Under FDICIA, the OTS is required to take supervisory action against institutions that are not deemed either well capitalized or adequately capitalized.

     The rules generally provide that a savings institution is well capitalized if its risk-based capital ratio is 10% or greater, its ratio of core capital to risk-based assets ("tier 1 risk-based capital") is 6% or greater, its core capital ("leverage") ratio is 5% or greater, and the institution is not subject to a capital directive. At December 31, 1998, the Bank was considered well capitalized.


NOTE O:  EMPLOYEE BENEFIT PLANS

     The Company sponsors an employee savings and investment plan in which all employees may participate after completing a minimum of 1,000 hours in an eligibility period. The plan allows participants to make contributions by salary deductions equal to 19% or less of their salary pursuant to Section 401(k) of the Internal Revenue Code. Employee contributions are matched by the Company at the rate of 100 cents per dollar, up to 6% of the employee's salary. Employees vest immediately in their own contributions and over a five-year period in the Company's contributions. Employee contributions may be invested in a variety of instruments, including the

Company's common stock and preferred stock of D&N Capital Corporation. The Company's matching contribution is invested at the direction of the participant. The Company's contributions to the plan were $688,000, $653,000 and $621,000 in 1998, 1997, and 1996, respectively.

     The Company terminated its noncontributory defined benefit retirement plan during 1996, with all assets being distributed to participants. No gain or loss was recorded on this transaction.


NOTE P: POSTRETIREMENT BENEFITS

     The Company has a contributory unfunded benefit plan which provides postretirement medical benefits to certain employees who have retired prior to September 30, 1995. The Company is recognizing its accumulated postretirement benefit obligation over a prospective 20-year period.

     The following table sets forth the change in accumulated postretirement benefit obligation for the years ended 1998 and 1997.

                                                       1998        1997
                                                   -----------------------
                                                    (Dollars in thousands)
Accumulated postretirement benefit obligation,
 beginning of year                                    $1,187       $1,241
Interest cost                                             95           84
Employee contribution                                     27           20
Benefits paid                                           (183)        (180)
Actuarial loss                                           303           22
                                                      -------------------
Accumulated postretirement benefit obligation,
 end of year                                          $1,429       $1,187
                                                      ===================

     The following table sets forth the plan's status and amounts recognized in the Company's Consolidated Statements of Condition:

                                                        December 31
                                                    1998          1997
                                                 ------------------------
                                                  (Dollars in thousands)
Accumulated postretirement benefit obligation     $1,429          $1,187
Unrecognized net loss                               (418)           (141)
Unrecognized transition obligation                  (732)           (780)
                                                  -----------------------
Accrued postretirement benefit cost               $  279          $  266
                                                  =======================

     Postretirement benefit expense included the following components:


                                         1998   1997   1996
                                         -------------------
                                        (Dollars in thousands)
Service cost                             $  --  $  --  $  --
Interest cost                               95     84     97
Amortization of transition obligation       48     48     48
                                         -------------------
                                         $ 143  $ 132  $ 145
                                         ===================

     A weighted average discount rate of 6.50% in 1998 and 7.25% in 1997 was used in determining the accumulated post retirement benefit obligation. The 1998 health care trend rate was projected to be 8.5% for participants under the age of 65, and this rate is assumed to trend downward until it reaches 5.5% and remains at that level thereafter. This trend rate assumption does not have a significant effect on the plan; therefore, a one percent change in the trend rate is not material in the determination of the accumulated postretirement benefit obligation or the ongoing expense.

NOTE Q:  STOCK OPTION PLAN

     The Company has stock option plans in which 1,214,000 shares of common stock have been reserved for issuance as of December 31, 1998. Under the plans, the exercise price of any option will not be less than the fair market value of the common stock on the date of grant. The dates on which the options are first exercisable is determined by the Stock Option Committee of the Board of Directors and have generally vested over a two year period from the date of grant. The term on any option may not exceed ten years from the date of grant.

     The Company has elected to continue to measure compensation cost using the intrinsic value method, in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, since all options are granted at a fixed price not less than the fair market value of the Company's common stock on the date of grant, no compensation cost has been recognized for its stock option plans. Had stock option costs of these plans been determined based on the fair value at the 1998, 1997 and 1996 grant dates for awards under those plans consistent with the methodology of Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock Based Compensation", the pro forma effects on the Company's net income and earnings per share would be as follows:

                                                        1998               1997             1996
                                                   --------------------------------------------------
                                                    (Dollars in thousands, except earnings per share)
Net income (as reported)                               $16,062           $14,325           $8,995
Stock option compensation cost                            (994)             (761)            (396)
                                                       ------------------------------------------
   Pro forma net income                                $15,068           $13,564           $8,599
                                                       ==========================================

Basic earnings per share (as reported)                 $  1.75           $  1.58           $ 1.08
Stock option compensation cost                           (0.10)            (0.08)           (0.05)
                                                       ------------------------------------------
   Pro forma basic earnings per share                  $  1.65           $  1.50           $ 1.03
                                                       ==========================================

Diluted earnings per share (as reported)               $  1.69           $  1.53           $ 1.01
Stock option compensation cost                           (0.10)            (0.08)           (0.04)
                                                       ------------------------------------------
   Pro forma diluted earnings per share                $  1.59           $  1.45           $ 0.97
                                                       ==========================================

  The fair value of each option grant in 1998, 1997 and 1996 was estimated using the Black-Scholes option pricing model with the following assumptions used:


                                               1998       1997        1996
                                              ------------------------------
Estimated weighted average fair value
  per share of options granted                $11.19     $ 7.63     $ 4.61
Assumptions:
     Annualized dividend yield                   .9%        .8%         --
     Common-stock price volatility             37.4%      32.5%      25.1%
     Weighted average risk
      free rate of return                       5.7%       6.5%       5.9%
     Weighted average
      expected option term (in years)           7          5          5


     The following table sets forth changes in options outstanding:

                                     1998                       1997                      1996
                             -----------------------------------------------------------------------------
                                          Weighted                    Weighted                 Weighted
                               Amount     Avg. Price      Amount     Avg. Price     Amount     Avg. Price
                             -----------------------------------------------------------------------------
Shares under option:
  Outstanding at beginning
   of year                    949,346       $12.07       820,943       $ 9.31       653,956       $ 7.56
  Granted                      77,834        25.41       261,087        19.55       315,929        12.26
  Forfeited                    (8,253)       21.90       (34,003)       12.27       (21,836)        9.45
  Canceled                         --           --            --           --        (6,353)       14.60
  Exercised                  (227,852)        9.15       (98,681)        9.05      (120,753)        7.22
                             ----------------------------------------------------------------------------
  Outstanding at end of
   year                       791,075        14.14       949,346        12.07       820,943         9.31
                            ----------------------------------------------------------------------------
  Exercisable at end of
   year                       661,620       $12.61       738,092       $11.25       590,858       $ 8.40
                            ----------------------------------------------------------------------------


     The following table sets forth details of options outstanding at December 31, 1998:

                         Options Outstanding                          Options Exercisable
-----------------------------------------------------------------------------------------------------
                                           Weighted          Weighted                      Weighted
   Range of                                 Average           Average                       Average
   Exercise               Number           Remaining         Exercise        Number         Exercise
    Prices              Outstanding     Contractual life       Price       Exercisable       Price
-----------------------------------------------------------------------------------------------------
$ 5.45 -  7.62             226,212          4.9 Years         $ 6.98         226,212        $ 6.98
 10.17 - 12.05             199,147          6.4 Years          11.47         199,147         11.47
 12.95 - 14.04              55,186          7.9 Years          14.03          55,186         14.03
 16.36 - 25.50             310,530          8.7 Years          21.08         181,075         20.46
-----------------------------------------------------------------------------------------------------
$ 5.45 - 25.50             791,075          7.0 Years         $14.14         661,620        $12.61
======================================================================================================

NOTE R:  LITIGATION

     The Company is a defendant in a number of matters of litigation, substantially all of which have arisen in the ordinary course of business. It is the opinion of management that the resulting liabilities, if any, from these actions will not materially affect the Consolidated Financial Statements.

     D&N Bank is a plaintiff, like approximately 120 other institutions, in a currently pending claim in the United States Court of Federal Claims seeking substantial damages as a result of the 1989 Financial Institutions Reform, Recovery and Enforcement Act's mandatory phase-out of the regulatory capital treatment of supervisory goodwill. The ultimate outcome of this matter as it relates to D&N, cannot be determined at this time.


NOTE S: FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     The Company is party to financial instruments with off-balance sheet risk (in the normal course of its business) to meet the financial needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments may include commitments to originate or purchase loans, standby letters of credit, recourse arrangements on sold assets, and forward commitments. The instruments involve, to varying degrees, elements of credit and interest rate risk in addition to the amounts recognized in the Consolidated Statements of Condition. The contract amounts of those instruments reflect the extent of the Company's involvement in particular classes of financial instruments.

     The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments, standby letters of credit and recourse arrangements is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as for on-balance sheet instruments.
For forward commitments, the contract amounts do not represent exposure to credit loss. The Company controls the credit risk of those instruments through credit approvals, limits and monitoring procedures.

     The following table sets forth financial instruments with off-balance sheet risk and their contract amounts and fair values:

                                                                 December 31
                                                   ---------------------------------------
                                                           1998                1997
                                                   ---------------------------------------
                                                   Contract     Fair    Contract   Fair
                                                    Amount     Value     Amount    Value
                                                   ---------------------------------------
                                                          (Dollars in thousands)
Financial instruments whose contract amounts
  represent credit risk:
    Commitments to originate and purchase loans    $ 82,029  $  (820)   $78,710   $(787)
    Unused lines of credit                          107,087   (1,071)    93,709    (937)
    Standby letters of credit                         4,922      (49)     3,907     (39)
    Loans sold with recourse                            921      (46)     2,155    (108)

Financial instruments whose contract amounts
 exceed the amount of credit risk:
    Forward commitments to sell loans                14,200      (71)     6,400     (64)

     Commitments to originate loans are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn on, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's evaluation of the borrower's creditworthiness.

     Standby letters of credit are conditional commitments issued by the Company to guarantee the performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Additionally, the Company has retained credit risk on certain residential and commercial mortgage loans sold with recourse with outstanding balances at December 31, 1998 of $921,000 and none, respectively. These balances as of December 31, 1997 were $1,310,000 and $845,000, respectively. The maximum amount of loss to which the Company is subject, under the recourse provisions, is $921,000 at December 31, 1998. Management does not believe the recourse provisions subject the Company to any material risk of loss. This credit risk is considered to be no more onerous than that existing on similar loans in the Company's loan portfolio.

     Forward commitments to sell loans are contracts the Company negotiates for the purpose of reducing the market risk associated with rate lock agreements with customers for new loan applications that have not yet been closed. In order to fulfill a forward commitment, the Company typically exchanges through FNMA, FHLMC or GNMA, its current production of loans for mortgage-backed securities which are then delivered to a national securities firm at a future date at prices or yields specified by the contracts. Risks may arise from the possible inability of the Company to originate loans to fulfill the contracts, in which case the Company would normally purchase securities in the open market to deliver against the contracts.


NOTE T:   FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table presents the carrying amounts and fair values of financial instruments at the dates indicated. SFAS 107, "Disclosures about Fair Value of Financial Instruments", defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

                                                                    December 31
                                              ------------------------------------------------------
                                                          1998                       1997
                                              ------------------------------------------------------
                                                Carrying        Fair        Carrying        Fair
                                                 Amount        Value         Amount        Value
                                              ------------------------------------------------------
                                                              (Dollars in thousands)
Cash and cash equivalents                     $    15,979   $    15,979   $    20,497   $    20,497
Investment securities (Note E)                    130,072       130,072       102,636       102,706
Mortgage-backed securities (Note F)               494,212       494,791       358,296       359,771
Loans receivable (Note G)                       1,329,148     1,359,812     1,300,959     1,340,935
Deposits (Note J)                              (1,264,140)   (1,274,407)   (1,043,167)   (1,049,277)
Securities sold under agreement
    to repurchase (Note K)                        (18,153)      (18,153)     (149,092)     (149,092)
Debt (Note L)                                    (559,982)     (565,657)     (470,431)     (472,489)
Commitments to originate and
    purchase loans (Note S)                            --          (820)           --          (787)
Unused lines of credit (Note S)                        --        (1,071)           --          (937)
Standby letters of credit (Note S)                     --           (49)           --           (39)
Loans sold with recourse (Note S)                      --           (46)           --          (108)
Forward commitments to sell loans (Note S)             --           (71)           --           (64)


Estimation of Fair Values

     SFAS 107 requires disclosure of fair value information about financial instruments, whether or not recognized in the Statement of Condition, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

     The carrying amounts reported in the Statement of Condition for cash and cash equivalents approximate those assets' fair value. Fair values for investment securities and mortgage-backed securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. Fair values for the Company's loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

     The fair values of checking and NOW accounts, money market accounts and savings deposits are the amounts payable on demand at the reporting date. The fair value for fixed-maturity time deposits is estimated using a discounted cash flow analyses using the rates currently offered for deposits with similar remaining maturities. The fair values of securities sold under agreement to repurchase and the Company's debt are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for debt with similar terms and remaining maturities. Fair values for the Company's off-balance sheet instruments (guarantees and credit commitments) are based on current settlement or termination values and on fees currently charged to enter into similar agreements, given the remaining terms of the agreements and the counterparties' credit standing.


NOTE U:  SEGMENT INFORMATION

     D&N Financial Corporation's two reportable segments are Community Banking and Wholesale Banking. Community Banking includes our network of full service banking offices and provides a full range of deposit products and residential, commercial and consumer loans. Wholesale Banking includes residential and consumer loan servicing and underwriting operations, mortgage lending through correspondents, and D&N Mortgage Corporation, and the origination of consumer
installment loans through automobile and other durable goods dealers.   All
Other includes the Bank's insurance subsidiary, a seasoned portfolio of out-of-market purchased commercial real estate loans, and the treasury which facilitates inter-segment funds transfers and manages the corporation's external borrowing and interest-rate-risk management activities.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. D&N Financial Corporation evaluates performance based on average balances and net profit or loss including income taxes. The performance evaluation is completed on a full allocation basis and therefore corresponds to the Corporation's consolidated net income. Inter-segment income and expense items are charged at either the current market rate or an estimate of actual expense incurred to provide a service to other business lines.

     The measurement of the performance of the business segments is based on the management structure of the Corporation and is not necessarily comparable with similar information for any other financial institution. The information presented is also not necessarily indicative of the segments' financial condition and results of operations if they were independent entities.

     The following table sets forth the reportable segments for the years ending December 31, 1998, 1997 and 1996.

                                  Community Banking                       Wholesale Banking
                            1998        1997          1996        1998           1997          1996
                        ----------------------------------------------------------------------------
                                                   (Dollars in thousands)
Net interest
 income                    37,709       34,994       30,675       14,076        10,578         7,893
Provision for
 loan losses                  994        1,056        1,579        1,506           348           563

Noninterest income:
  From external
      customers            10,176        6,618        5,377        2,491         1,539         1,272
  Inter-segment                 5            4          172            0             0             0

Inter-segment
 noninterest expense        2,407        2,887        1,877       (1,598)       (1,936)       (1,878)

Depreciation and
   amortization             2,060        1,627        1,590        2,150           914           558

Federal income tax          6,275        4,909        1,642        2,297         2,149           833

Segment profit
(loss)                     12,676        8,918        6,627        4,579         3,903         3,358
                        ============================================================================
Segment average
   assets               1,182,677      997,991      794,567      665,809       539,307       452,951
                        ============================================================================
Capital
   expenditures             4,449        2,279        2,465          701           888           468
                        ============================================================================

                                     All Other                                Total
                           1998        1997         1996         1998          1997         1996
                        ----------------------------------------------------------------------------
Net interest
 income                        904         3,367       4,195        52,689       48,939       42,763
Provision for
 loan losses                     0           (54)     (1,042)        2,500        1,350        1,100

Noninterest income:
  From external
      customers              1,221           895         787        13,888        9,052        7,436
  Inter-segment                 (5)           (4)       (172)            0            0            0

Inter-segment
 noninterest expense          (809)         (951)          1             0            0            0

Depreciation and
   amortization                 96            90         198         4,306        2,631        2,346

Federal income tax            (671)          685      (2,126)        7,901        7,743          349

Segment profit
(loss)                      (1,193)        1,504        (990)       16,062       14,325        8,995
                        ============================================================================
Segment average
   assets                   57,547        88,924       86,718    1,906,033    1,626,222    1,334,236
                        ============================================================================
Capital
   expenditures                 79           112          194        5,229        3,279        3,128
                        ============================================================================

NOTE V:  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                      Income
                                                                      Before
                                 Net         Provision                Income      Income
         Interest    Interest    Interest    For Loan    Gain on      Tax         Tax        Net        Earnings Per Share
         Income      Expense     Income      Losses      Securities   Expense     Expense    Income     Basic      Diluted
         --------------------------------------------------------------------------------------------------------------------
                                                   (Dollars in thousands, except earnings per share and stock price)
1st
Quarter
1998    $ 34,547    $ 21,342    $ 13,205    $    525    $     --    $  6,786    $  2,208    $  3,897    $   0.43 $   0.41
1997      28,335      17,000      11,335         300          --       5,075       1,781       3,294        0.36     0.35

2nd
Quarter
1998      34,368      21,049      13,319         550          --       6,325       1,663       3,982        0.44     0.42
1997      30,293      18,484      11,809         300         539       5,505       1,926       3,579        0.39     0.38

3rd
Quarter
1998      35,588      22,416      13,172         650       1,360       6,889       2,160       4,048        0.44     0.43
1997      32,142      19,626      12,516         300          --       6,262       2,003       3,722        0.41     0.40

4th
Quarter
1998      35,471      22,478      12,993         775       1,470       6,686       1,870       4,135        0.45     0.43
1997      34,923      21,644      13,279         450          --       6,444       2,033       3,730        0.41     0.40


Year
1998     139,974      87,285      52,689       2,500       2,830      26,686       7,901      16,062        1.75     1.69
1997     125,693      76,754      48,939       1,350         539      23,286       7,743      14,325        1.58     1.53


              Stock Price
                 Range
            High        Low
         --------------------

1st
Quarter
1998       28 1/2     23 1/2
1997     16 15/16   14 57/64

2nd
Quarter
1998       29 3/4     25 1/4
1997       17 1/2   15 33/64

3rd
Quarter
1998       27 1/4     15 1/4
1997     19 49/64   16 13/16

4th
Quarter
1998       29 1/2         16
1997       26 3/4   19 13/64


Year
1998       29 3/4     15 1/4
1997       26 3/4   14 57/64


NOTE W: D&N FINANCIAL CORPORATION - PARENT COMPANY ONLY
FINANCIAL INFORMATION CONDENSED STATEMENTS OF CONDITION

                                                                  December 31
                                                         ------------------------------
                                                            1998                 1997
                                                         ------------------------------
                                                              (Dollars in thousands)
ASSETS
   Cash and cash equivalents                               $      2            $     2
   Amounts receivable from subsidiary                         3,289              3,523
   Investments in subsidiary                                112,654             94,994
                                                           ---------------------------
                                                           $115,945            $98,519
                                                           ===========================

LIABILITIES AND STOCKHOLDERS' EQUITY
   Dividends payable                                       $    466            $   414
   Other liabilities                                             19                 23
   Stockholders' equity                                     115,460             98,082
                                                           ---------------------------
                                                           $115,945            $98,519
                                                           ===========================


CONDENSED STATEMENTS OF INCOME

                                                                Year Ended December 31
                                                          -----------------------------------
                                                             1998        1997       1996
                                                          -----------------------------------
                                                                (Dollars in thousands)
Interest income from subsidiary                            $    135    $    228    $    64
Equity in undistributed net  income of subsidiary            16,272      14,388      9,378
Noninterest expense:
  Compensation and benefits                                      12          10         13
  Other                                                         333         281        434
                                                           -------------------------------
    Total noninterest expense                                   345         291        447
                                                           -------------------------------
     Income before income tax expense                        16,062      14,325      8,995
Federal income tax expense                                       --          --         --
                                                           -------------------------------
Net income                                                 $ 16,062    $ 14,325    $ 8,995
                                                           ===============================


CONDENSED STATEMENTS OF CASH FLOWS

                                                                Year Ended December 31
                                                           -------------------------------
                                                             1998        1997       1996
                                                           -------------------------------
                                                                (Dollars in thousands)
Operating activities
  Net income                                               $ 16,062    $ 14,325    $ 8,995
 Items not affecting cash:
    Equity in undistributed net income  of subsidiary       (16,272)    (14,388)    (9,378)
    Other                                                        47         438        115
                                                           -------------------------------
      Net  cash provided (used) by operating activities        (163)        375       (268)

Investing activities
 Change in intercompany receivable                              234       2,581     (5,225)

Financing activities
 Proceeds from exercise of stock options                      2,151         865      9,055
 Purchases of treasury stock                                   (383)     (2,995)    (3,499)
 Common stock cash dividends                                 (1,839)       (826)        --
 Payment of ESOP debt                                            --          --        (63)
                                                           -------------------------------
    Net cash provided (used) by financing activities            (71)     (2,956)     5,493
                                                           -------------------------------
Net change in cash and cash equivalents                          --          --         --
    Cash and cash equivalents at beginning of year                2           2          2
                                                           -------------------------------
Cash and cash equivalents at end of year                   $      2    $      2    $     2
                                                           ===============================